Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Select Medical Holdings Corporation of our report dated February 20, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Select Medical Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
May 12, 2020